Exhibit 10.2
China Finance Online Co. Limited
9th Floor of Tower C, Corporate Square
No. 35 Financial District
Xicheng District, Beijing 100140
People’s Republic of China

Subject:	WRITTEN CONSENT OF AMERICAN APPRAISAL CHINA LIMITED
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8/A (File No. 333-139192) and Forms S-8 (File No. 333-139192, File No 333-123802) filed with the Securities and Exchange Commission on September 18, 2007, December 8, 2006 and April 4, 2005 of the references to our name and our financial appraisal reports, dated March 22, 2007 and April 15, 2008 addressed to the board of directors of China Finance Online Co. Ltd, and to references to our valuation methodologies, assumptions and conclusions associated with such reports, in the annual reports on Form 20-F of China Finance Online Co. Limited and any amendments thereto (the “Registration and Exchange Commission. We further consent to the filing of this letter as an exhibit to the annual report on Form 20-F for the year ended December 31, 2007.
The Reports relates to valuation of China Finance Online Co. Ltd.’s cost International Inc. as of December 31, 2006 and 2007. In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements and other data provided by China Finance Online Co. Ltd. and its representatives. We did not audit or independently verify such financial statements or other data and take no responsibility for the accuracy of such information. The Company determined the fair value of the cost investment and our valuation reports were used to assist China Finance Online Co. Ltd. in reaching its determinations.
In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act.
Yours faithfully,
AMERICAN APPRAISAL CHINA LIMITED